UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2015

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.07 Submission of Matters to a Vote of Security Holders

(a)	Schmitt Industries, Inc., an Oregon corporation (the “Company”) held its Annual Meeting of Shareholders on October 2, 2015 (the “Meeting”).

(b)	Two matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 27, 2015, were submitted to a vote of security holders at the Meeting:

1.	To elect two directors for a 3 year term expiring in 2018;
2.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers; and

At the Meeting, 2,093,482 shares of common stock were represented in person or proxy, which constituted 69.9 percent of the 2,995,910 shares of the Company outstanding and entitled to vote at the Meeting as of August 17, 2015, the record date of the Meeting, and a quorum. Each share was entitled to one vote at the Meeting.

1.	Election of Directors. The following directors were elected at the Meeting by votes cast as follows:

	Votes for	Votes Against or Withheld	Broker Non- votes
Wayne A. Case	1,862,624	230,858	—
Maynard E. Brown	1,941,676	151,806	—

2.	Say-on-Pay. The proposal to approve, on an advisory basis, the Compensation of the Company’s Named Executive Officers (as defined in the Proxy Statement) passed with the following votes:

For	Against	Abstentions	Broker Non- votes
2,032,881	47,385	13,216	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

October 7, 2015	By:	/s/ Ann M. Ferguson
Name: Ann M. Ferguson
Title: Chief Financial Officer and Treasurer